UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 26, 2008

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory

(State or other jurisdiction of incorporation)

0-13959

(Commission File Number)

98-0209289

(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1

(Address of principal executive offices and Zip Code)

(604) 689-4440

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 26, 2008 (the “Closing Date”), LML Payment Systems Inc. (“LML” or the “Corporation”) entered into a definitive Securities Purchase Agreement (the “Securities Purchase Agreement”) with Millennium Partners, LLP, an institutional investor based in New York City, New York (the “Purchaser”).  Under the Securities Purchase Agreement, LML and the Purchaser completed a private placement transaction on the Closing Date (the “Transaction”) pursuant to which the Purchaser acquired 4,000,000 common shares, without par value (the “Common Stock”), of LML for an aggregate purchase price (the “Purchase Price”) of $7,200,000, or $1.80 per share.

LML also entered into a Registration Rights Agreement dated the Closing Date with the Purchaser (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, LML has agreed that by the earlier of (i) the 15th calendar day following the date LML files on Edgar its form 10-K for the fiscal year ended March 31, 2008, and (ii) one hundred (100) calendar days after the Closing Date (the “Filing Deadline”), that LML will prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (or, if LML is then eligible, on Form S-3) covering the resale of the Common Stock sold to the Purchaser.  Once the Registration Statement is declared effective by the SEC, LML has agreed to cause the Registration Statement to remain effective for up to six years from the effective date of the Registration Statement, or less if the shares may be freely sold without registration.

If LML fails to file the Registration Statement by the Filing Deadline or if the Registration Statement fails to be declared effective by the SEC within a certain time period after filing (each, an “Event”), then LML has agreed to pay the Purchaser liquidated damages in cash on each such Event date (and on each monthly anniversary of each such Event date until the applicable Event is cured) in an amount equal to 1.0% of the Purchase Price of the Purchaser’s Common Stock then held by the Purchaser.  The maximum aggregate liquidated damages payable to the Purchaser under the Registration Rights Agreement is six percent (6%) of the aggregate Purchase Price paid by the Purchaser pursuant to the Securities Purchase Agreement.  The Registration Statement also grants  “piggyback” registration rights to the Purchaser.

Ladenburg Thalmann & Co., Inc. acted as placement agent and financial advisor to LML in connection with the Transaction (the “Placement Agent”).  In consideration thereof, LML paid the Placement Agent on the Closing Date a placement fee in the amount $468,000 (6.5% of the aggregate Purchase Price of the Common Stock sold to the Purchaser) and issued to the Placement Agent warrants to acquire 400,000 shares of LML’s Common Stock (the “Warrants”).  The Warrants are exercisable by the Placement Agent at $3.40 per share and are exercisable for a period of five years from the Closing Date.

The summaries of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as exhibits and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 relating to the issuance of shares of LML’s Common Stock to the Purchaser and the issuance of the Warrants to the Placement Agent pursuant to the Transaction is incorporated herein by reference.  LML’s issuance of these securities was made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.  At the time of issuance, the Purchaser and the Placement Agent each represented to LML that it was an accredited investor as defined in Rule 501(a) of the Securities Act and that such securities were being acquired for investment purposes.

Item 7.01  Regulation FD Disclosure.

On March 26, 2008, LML issued a press release regarding the Transaction.  A copy of the press release is furnished as Exhibit 99.1.

Pursuant to the rules and regulations of the SEC, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01  Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

(d)	Exhibits

10.1	Securities Purchase Agreement dated as of March 26, 2008, between LML Payment Systems Inc. and Millennium Partners, L.P.

10.2	Registration Rights Agreement dated as of March 26, 2008, between LML Payment Systems Inc. and Millennium Partners, L.P.

10.3	Warrant dated as of March 26, 2008, between LML Payment Systems Inc. and Ladenburg Thalmann & Co., Inc.

99.1	News release relating to the Transaction issued by LML on March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn Gaines____________________________

By:  Carolyn Gaines

Corporate Secretary

Date:  April 1,  2008